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                                                                     EXHIBIT 3.2




                                    BY-LAWS

                                       OF

                  AMERISTAR INTERNATIONAL HOLDINGS CORPORATION











                                  Prepared by:

                             WYATT, TARRANT & COMBS
                          511 Union Street, Suite 1500
                           Nashville, Tennessee 37219


                               November 12, 1997

                               TABLE OF CONTENTS


                                                                     Page
                                                                     ----
Article I
Offices .............................................................  1

Article II
Meetings of Shareholders ............................................  1

2.1      Annual Meeting .............................................  1
2.2      Special Meetings ...........................................  1
2.3      Notice of Shareholder Meetings .............................  2
2.4      Waiver of Notice ...........................................  3
2.5      Place of Meetings ..........................................  3
2.6      Record Date ................................................  3
2.7      Shareholders List For Meeting ..............................  4
2.8      Quorum Requirements ........................................  4
2.9      Voting and Proxies .........................................  5
2.10     Action Without Meeting .....................................  5
2.11     Presiding Officer; Order of Business .......................  6

Article III
Board of Directors ..................................................  7

3.1      Management of the Corporation ..............................  7
3.2      Qualifications and Elections ...............................  7
3.3      Number .....................................................  7
3.4      Regular Meetings ...........................................  8
3.5      Special Meetings ...........................................  8
3.6      Place of Meetings ..........................................  8
3.7      Notice of Directors' Meetings ..............................  8
3.8      Waiver of Notice ...........................................  9
3.9      Quorum and Vote ............................................ 10
3.10     Vacancies .................................................. 10
3.11     Action Without Meeting ..................................... 11
3.12     Execution of Instruments ................................... 11
3.13     No Compensation ............................................ 11
3.14     Resignation and Removal .................................... 12
3.15     Committees ................................................. 12

Article IV
Officers ............................................................ 13

4.1      Number ..................................................... 13
4.2      Election and Term .......................................... 13
4.3      Resignation and Removal .................................... 13
4.4      Compensation ............................................... 14
4.5      President .................................................. 14
4.6      Chief Financial Officer .................................... 14
4.7      Vice Presidents ............................................ 15
4.8      Secretary .................................................. 15
4.9      Treasurer .................................................. 15

Article V
Capital Stock ....................................................... 16

5.1      Stock Certificates ......................................... 16
5.2      Transfer of Shares ......................................... 17
5.3      Loss of Certificates ....................................... 18
5.4      Registered Shareholders .................................... 18
5.5      Transfer Agent and Registration ............................ 18

Article VI
Indemnification of Directors and Officers ........................... 19

6.1      Standard for Indemnification ............................... 19
6.2      Non-Exclusive .............................................. 20

Article VII
Corporate Records ................................................... 20

Article VIII
Amendment of By-Laws ................................................ 21

Article IX
Fiscal Year ......................................................... 22

Article X
Seal ................................................................ 22




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                                   ARTICLE I

                                    OFFICES

       In addition to its registered and principal offices, the corporation may have such other offices and/or facilities at such other places as the Board of Directors may from time to time determine and as the business of the corporation may require. The address of the principal office may be changed by the Board of Directors by amendment to the corporation's charter.

                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

       2.1 Annual Meeting. (a) The annual meeting of shareholders shall be held within One Hundred Twenty (120) days of the fiscal year end of the corporation, but no later than as selected by the Board of Directors, or on such other date as may be set by the Board of Directors.

              (b) In the event the annual meeting is not held at the time prescribed in this Section 2.1, and if the Board of Directors shall not call a special meeting prescribed in Section 2.2 within three (3) months after the date prescribed for the annual meeting, then any shareholder may call such meeting, and at such meeting the shareholders may elect the directors and transact other business with the same force and effect as at an annual meeting duly called and held.

       2.2. Special Meetings. Special meetings of the shareholders may be called by the President, the Board of Directors, or by written request of the holders of at least Fifteen percent (15%) of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting. The business transacted at special meetings of the shareholders shall be confined to the business stated in the notice given to the shareholders. It shall be the duty of the Secretary to mail out notice of such meetings.

       2.3 Notice of Shareholder Meetings. Written or printed notice stating the place, day, and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called and the person or persons calling the meeting, shall be delivered, either personally or by mail, by or at the direction of the Secretary. Such notice shall be mailed or delivered not less than Ten (10) days nor more than Sixty (60) days before the date of the meeting. Any notice required to be sent or given to any shareholder under the provisions of the charter, these by-laws, or the laws of Tennessee, is effective when mailed, if mailed postage prepaid and correctly addressed to the shareholder's address shown in the corporation's current record of shareholders. If delivered personally, any notice required to be sent or given to any shareholder under the provisions of the charter, these by-laws, or the laws of Tennessee, is effective when received by the shareholder. The person giving such notice shall certify that the notice required by this paragraph has been given.


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       2.4    Waiver of Notice.  A shareholder may waive any notice that is required either before or after the date and time stated in the notice. The waiver must be in writing, signed by the shareholder entitled to the notice, and delivered to the corporation for inclusion in the minutes or filing with the corporate records. Notwithstanding the foregoing, a shareholder's attendance at a meeting (a) waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting or promptly upon the shareholder's arrival objects to holding the meeting or transacting business at the meeting, and (b) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice unless the shareholder objects to considering the matter when it is presented.

       2.5 Place of Meetings. Meetings of the shareholders may be held at such place within or without the State of Tennessee as may be designated by the Board of Directors. If not otherwise specified by the Board of Directors, said meeting shall be held at the corporation's principal office.

       2.6 Record Date. For the purpose of determining the shareholders entitled to notice of, or to vote at, any meeting of the shareholders, or any adjournment thereof, or in order to make a determination of the shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders. Unless otherwise


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

determined by the Board of Directors, the record date for determining shareholders entitled to take action without a meeting is the date the first shareholder signs the consent.

       2.7 Shareholders List for Meeting. After fixing a record date for a meeting, the corporation shall prepare an alphabetical list of the names of all its shareholders who are entitled to notice of a shareholder. The list must show the address and number of shares held by each shareholder. The shareholder list must be available for inspection by any shareholder beginning Two (2) business days after notice of the meeting is given for which the list was prepared and must remain on file for a minimum period of Thirty (30) days prior to the meeting, at the corporation's principal office or at a place identified in the meeting notice in the city where the meeting will be held. The shareholder list must also be available at the meeting. Failure to comply with the requirements of this Section 2.7 shall not affect the validity of any action taken at such meeting of the shareholders.

       2.8 Quorum Requirements. A majority of the common stock issued and outstanding, present is person or represented by proxy, shall constitute a quorum for the transaction of business. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting. A meeting may be




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

adjourned despite the absence of a quorum, and notice of any adjournment need not be given if the time and place to which the meting is adjourned are announced at the meeting at which the adjournment is taken. When a quorum exists at any meeting, action on a matter is approved if the vote cast favoring the action exceed the votes cast opposing the action, unless the question is one upon which, by express provision of the charter, these by-laws, or the laws of Tennessee, a greater number of affirmative votes is required, in which case such express provisions shall govern the decision of such question.

       2.9 Voting and Proxies. Each shareholder shall have One (1) vote for each share of common stock registered in his or her name on the books of the corporation on and as of the record date for such meeting filed and determined by the Board of Directors or as otherwise determined by statute. Every shareholder entitled to vote at any meeting may do so either in person or by written proxy, which proxy shall be filed with the Secretary of the meeting before being voted. Such proxy shall entitle the holders thereof to vote at any adjournment of such meeting, but shall not be valid after the final adjournment thereof. No proxy shall be valid after the expiration of Eleven (11) months from the date of its execution unless otherwise provided in the proxy.

       2.10 Action Without Meeting. Whenever the shareholders are required or permitted to take any action at a meeting, such action may be taken without a meeting. If all shareholders entitled to vote on the action consent to



                                       5

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taking such action without a meeting, the affirmative vote of the number of shares that would be necessary to authorize or take such action at a meting is the act of the shareholders. The action must be evidenced by One (1) or more written consents describing the action taken, signed by each shareholder entitled to vote on the action in One (1) or more counterparts, indicating each signing shareholder's vote or abstention on the action and delivered to the corporation for inclusion in the minutes of filing with the corporate records.

       2.11 Presiding Officer; Order of Business. (a) Meetings of the shareholders shall be presided over by the Chairman of the Board of Directors, or, if the Chairman of the Board of Directors is not present, by the President, or, if the President is not present, by a Vice-President, if any. If none of the above-referenced officers are present, such meeting of the shareholders shall be presided over by a chairman to be chosen by a majority of the shareholders entitled to vote at the meeting who are present in person or represented by proxy. The Secretary or an Assistant Secretary, if any, shall act as secretary of every meeting. If neither the Secretary or Assistant Secretary is present at the meeting, the shareholders present at the meeting or represented by proxy shall choose any person to act as secretary of the meeting.

              (b)  The order of business shall be as follows:

                     1.  Call of meeting to order;
                     2.  Proof of notice of meeting;
                     3.  Reading of minutes of previous annual meeting;

                              4. Reports of Officers;
                              5. Reports of committees;
                              6. Election of directors; and
                              7. Miscellaneous business.


                                  ARTICLE III

                               BOARD OF DIRECTORS


          3.1 Management of the Corporation. The business and affairs of the corporation shall be managed by a Board of Directors. The Board of Directors may implement and exercise all corporate powers and do all such lawful acts and things as are not prohibited by the charter of the corporation, by these by-laws, or by the laws of Tennessee.

          3.2 Qualifications and Election. Directors need not be shareholders or residents of Tennessee, but must be of legal age. Directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at the annual meeting of the shareholders. Each director shall serve until the next annual meeting of the shareholders or until a successor has been elected and qualified.

          3.3 Number. The initial number of directors that shall constitute the entire Board of Directors shall be five (5). The number of directors may be increased or decreased by resolution of the Board of Directors from time to time. Any change in the number of directors shall be set forth in the notice of any.


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meeting of shareholders held for the purpose of electing directors, subject to the approval of the shareholders.

          3.4 Regular Meetings. An annual meeting of the Board of Directors shall be held immediately after the adjournment of the annual meeting of shareholders, at which time the officers of the corporation shall be elected. The board may also designate more frequent intervals for regular meetings.

          3.5 Special Meetings. Special meetings of the Board of Directors may be called at any time by the President, any Two (2) directors, or the sole Director if only One (1) director.

          3.6 Place of Meetings. Meetings of the Board of Directors, whether annual, regular, or special, shall be held at such time or times and at such place or places within or without the State of Tennessee as the Board of Directors may, from time to time, determine or as may be specified in the notice of such meeting. The Board of Directors may permit any and all directors to participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

          3.7 Notice of Directors' Meeting. The annual and regular meetings of the Board of Directors may be held without notice of the date, time, place, or purpose of the meeting. In the case of special meetings, written or


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printed notice stating the date, time, and place of the meeting, shall be delivered either personally, by mail, overnight courier, telegraph, telephone facsimile transmission, telex, or other form of wire or wireless communication. Such notice shall be delivered not less than Two (2) days before the date of the meeting. If notice is given by personal delivery, the notice is effective when received. If notice is given by overnight courier service, correctly addressed, and with delivery charges prepaid or charged to the sender's or the corporation's account, the notice is effective on the date of promised delivery by such courier service. If notice is given by mail, correctly addressed, and with first class postage affixed thereon, the notice is effective Five (5) days after its deposit in the United States mail. If notice is given by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee, the notice is effective on the earlier of the date shown on the return receipt or Five (5) days after deposit in the United States mail. If notice is given by telegraph, the notice is effective on the date the telegraphic agency shall confirm delivery thereof to the addressee. If notice is given by facsimile transmission, telex, or other form of wire or wireless communication and transmitted to the proper address or number, the notice is effective when receipt is confirmed electronically or otherwise.

       3.8 Waiver of Notice. A director may waive any notice that is required either before or after the date and time stated in the notice. The waiver

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must be in writing, signed by the director entitled to the notice, and filed with the minutes or corporate records. Notwithstanding the foregoing, a director's attendance at or participation in a meeting waives any required notice to that director of the meeting unless the director at the beginning of the meeting (or promptly upon arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

       3.9 Quorum and Vote. At all meetings of the Board of Directors, the presence of a majority of the directors then in office shall constitute a quorum for the transaction of business. A meeting may be adjourned despite the absence of a quorum; and notice of an adjourned meeting need not to be given if the time and place to which the meeting is adjourned are fixed at the meeting at which adjournment is taken, and if the period of adjournment does not exceed One (1) month in any One (1) adjournment. The affirmative vote of a majority of the directors present at a meeting at which a quorum is present shall be an act of the board, unless the vote of a greater number is required by the charter, these by-laws, or the laws of Tennessee.

       3.10 Vacancies. Newly created directorships resulting from an increase in the number of directors, and vacancies occurring in any directorship for any reason, including the removal of a director with or without cause, may be filled by the Board of Directors or if the directors remaining in office


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

constitute fewer than a quorum of the board, by the affirmative vote of a majority of all directors remaining in office. Any director so elected shall serve until the next meeting of the shareholders at which directors are elected.

       3.11 Action Without Meeting. Whenever the directors are required or permitted to take any action at a Board of Directors' meeting, such action may be taken without a meeting. If all directors consent to taking such action without a meeting, the affirmative vote of the number of directors that would be necessary to authorize or to take such action at a meeting is the act of the board. The action must be evidenced by One (1) or more written consents describing the action taken, signed by each director in One (1) or more counterparts, indicating each signing director's vote or abstention on the action, and such consent(s) shall be included in the minutes or filed with the corporate records reflecting the action taken. The action is effective when the last director signs the consent, unless the consent specifies a later effective date.

       3.12 Execution of Instruments. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or to execute and deliver any instrument in the name of, and on behalf of, the corporation, and such authority may be general or confined to specific instances.

       3.13 Compensation. Directors shall be entitled to such reasonable compensation for their services as a director as shall be fixed by resolution of the


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

Board of Directors, and also shall be entitled to reimbursement for any reasonable expenses incurred in attending such regular or special meetings of the board. The compensation of directors may be on such basis as is determined in the resolution of the Board of Directors. Any director receiving compensation under these provisions shall not be barred from serving the corporation in any other capacity and receiving reasonable compensation for such other services.

       3.14 Resignation and Removal. A director may resign at any time by delivering written notice to the Board of Directors, its chairman or President, or to the corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date. The shareholders may remove One (1) or more directors with or without cause.

       3.15 Committees. The Board of Directors may create One (1) or more committees, including an audit committee, a compensation committee, and a nominating committee. A committee may consist of a single member. All committees so created shall have and may exercise such powers and authority as the Board of Directors may delegate to such committee or committees by resolution. All members of a committee that is authorized to exercise powers of the Board of Directors must be members of the Board of Directors and shall serve on such committee at the pleasure of the Board of Directors. No committee can act on matters reserved to the entire Board of Directors by the charter, these by-laws, or the laws of Tennessee. All committees created by the Board of

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
Directors shall keep regular minutes of their meetings and proceedings and shall report to the Board of Directors upon request. Unless the board otherwise elects, the President shall be a member ex-officio of all committees of the Board of Directors.

                                   ARTICLE IV

                                    OFFICERS

         4.1 Number. The corporation shall have a President, Chief Financial Officer, and a Secretary. The corporation may also have One (1) or more Vice-Presidents, a Treasurer, and such other officers as the Board of Directors shall from time to time deem necessary. Any Two (2) or more offices may be held by the same person, except the offices of President and Secretary.

         4.2 Election and Term. The officers shall be elected annually by the Board of Directors or, if the Board of Directors specifically authorizes an officer to appoint One (1) or more other officers or assistant officers, by appointment by such duly authorized officer. Each officer shall serve at the pleasure of the Board of Directors, or if appointed by another officer, at such other officer's pleasure, or until a successor has been elected and qualified. Any vacancy in an office may be filled for the unexpired portion of the term by the Board of Directors.

         4.3 Resignation and Removal. An officer may resign at any time by delivering notice to the corporation. A resignation is effective when the


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notice is delivered unless the notice specifies a later effective date. The
Board of Directors may remove any officer at any time with or without cause and any officer, if appointed by another officer, may likewise be removed by such officer.

         4.4 Compensation. The compensation, including salaries, of all officers and those agents appointed by the board shall be as fixed by the Board of Directors. No officer shall be ineligible to receive such salary by reason of the fact that such officer is also a director of the corporation and receiving compensation therefor.

         4.5 President. The President shall be the chief executive officer of the corporation. The President shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall effect such division of duties between the officers of the corporation as the President shall deem proper, except as the board otherwise directs. Further, the President shall execute all bonds, mortgages, contracts, conveyances or other instruments of the corporation except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation.

         4.6 Chief Financial Officer. The Chief Financial Officer, subject to the Board of Directors and the President, shall supervise and manage the financial planning and direction of the corporation. The Chief Financial Officer shall be responsible for the daily financial operations of the corporation and shall


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
supervise the Treasurer, if any. If no Treasurer is elected by the Board of Directors, the Chief Financial Officer shall assume the duties of the Treasurer.

          4.7 Vice Presidents. The Vice Presidents, in the order of their seniority if more than One (1), shall, in the absence or disability of the President, perform the duties and exercise the powers of the President until the Board of Directors elects a successor, and shall perform such other duties as the Board of Directors or the President may prescribe.

          4.8 Secretary. The Secretary shall attend all meetings of the shareholders and the Board of Directors and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for committees of the Board of Directors upon the request of the President. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and all meetings of the Board of Directors and shall perform such other duties as may be prescribed by the Board of Directors or the President, under whose supervision the Secretary shall be. The Secretary shall attest the execution of any document or instrument requiring such attestation and authenticate records of the corporation.

          4.9 Treasurer. The Treasurer, if elected by the Board of Directors, shall have custody of the funds and securities of the corporation shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation, and shall deposit all money and other valuable effects in the name


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
and to the credit of the corporation in such depository or depositories as may be designated by the Board of Directors. The Treasurer shall render to the President or to the Board of Directors, whenever either may require it, an amount of all transactions of the corporation. If required by the Board of Directors, the Treasurer shall give the corporation a bond, with such surety or sureties as shall be satisfactory to the Board of Directors, for the faithful performance of the duties of the office and for the restoration to the corporation of all books, papers, vouchers, money, and other property in the case of the Treasurer's death, resignation, retirement, or removal from office. If no Treasurer shall be elected by the Board of Directors, all duties and responsibilities of the Treasurer hereunder shall be assumed and discharged by the President or such officer as the President shall designate.

                                   ARTICLE V

                                 CAPITAL STOCK

          5.1 Stock Certificates. Every shareholder shall be entitled to a certificate or certificates of capital stock of the corporation in such form as may be prescribed by the Board of Directors. At a minimum each share certificate must state on its face the name of the corporation, that the corporation is organized under the laws of Tennessee, the name of the person to whom the certificate is issued, the number and class of shares and the designation of the series, if any, and be signed manually or by facsimile by the President and the


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
Treasurer or the Secretary of the corporation and sealed with the seal of the corporation. Certificates representing shares of the capital stock of the corporation shall be numbered, issued in numerical sequence, and entered in the books of the corporation as they are issued. If the corporation is authorized to issue different classes of shares or different series within a class, the designations, relative rights, preferences, and limitations applicable to each class and the variations in rights, preferences and limitations determined for each series, and the authority of the Board of Directors to determine variations for future series, must be summarized on the front or back of each certificate.

          5.2 Transfer of Shares. Shares of Stock Shall be transferred on the books of the corporation only by the holder of record thereof, either in person or by power of attorney attested to by at least One (1) witness, by delivery and surrender of the properly assigned certificate. When shares are transferred by an attorney-in-fact, the power of attorney shall be filed with the Secretary. All certificates exchanged or returned shall be canceled by the Secretary, and such canceled certificates shall be affixed in their original places in the certificate book. No new certificate or certificates shall be issued until the old certificate or certificates have thus been canceled and returned to their original place in the stock certificate book. The corporation shall not be required to transfer shares of stock until furnished with adequate assurance by the transferring shareholder of compliance with applicable securities laws.


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
          5.3 Loss of Certificates. In the case of the loss, mutilation, or destruction of a certificate of stock, a duplicate certificate may be issued upon the execution of a lost certificate affidavit and upon such terms, including provisions for indemnification or bond, as the Board of Directors may prescribe.

          5.4 Registered Shareholders. The corporation shall be entitled to treat the holder of record of any share or shares of stock of the corporation as the holder in fact, and, accordingly, shall not be bound to recognize any equitable or other claim or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Tennessee.

          5.5 Transfer Agent and Registrar. The Board of Directors may appoint one or more transfer agents or transfer clerks and one or more registrars, and may require all certificates for shares to bear the signature or signatures of any of them.


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
                                   ARTICLE VI

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

          6.1 Standard for Indemnification. The corporation shall indemnify and advance expenses to each present and future director or officer, or any present or future director or officer of any other corporation serving as such at the request of the corporation because of the corporation's interest in such other corporation, or the executor, administrator, or other legal representative of any such director or officer, to the fullest extent allowed by the laws of the State of Tennessee, as now in effect and as hereafter adopted. The corporation may indemnify and advance expenses to any employee or agent of the corporation who is not a director or officer, or the executor, administrator or other legal representative of any such employee or agent, to the same extent as to a director or officer if the Board of Directors determined that it is in the best interest of the corporation. The corporation shall also have the power to contract with any individual director, officer, employee, or agent for whatever additional indemnification the Board of Directors shall deem appropriate, as long as it is consistent with public policy.

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
          6.2 Non-Exclusive. The foregoing right of indemnification and advancement of expenses shall not be exclusive of any other rights to which the director or officer may be entitled as a matter of law, or which may be lawfully granted to the director or officer. The indemnification and advancement of expenses hereby granted by the corporation shall be in addition to, and no in restriction or limitation of, any other privilege or powers the corporation may lawfully exercise with respect to indemnification, advancements or reimbursement of directors, trustees, officers, or employees.

                                  ARTICLE VII

                               CORPORATE RECORDS

          The corporation shall keep a copy of the following records at its principal office:

               a. Its charter or restated charter an all amendments thereto currently in effect;

               b. Its by-laws or restated by-laws and all amendments to them currently in effect;

               c. Resolutions adopted by the Board of Directors creating One of more classes or series of shares, and fixing their relative rights, preferences, and limitations, if shares issued pursuant to those resolutions are outstanding.

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


                    d. The minutes of all shareholders' meetings, and records of all action taken by shareholders without a meeting, for the past Three (3) years;

                    e. All written communications to shareholders generally within the past Three (3) years, including any financial statements prepared for the past Three (3) years under Tennessee Code Annotated Section 48-26-201;

                    f. A list of the names and business addresses of its current directors and officers; and

                    g. Its most recent annual report delivered to the Tennessee Secretary of State under Tennessee Code Annotated Section 48-26-203.

                                  ARTICLE VIII

                              AMENDMENT OF BY-LAWS

         These by-laws may be amended, added to, or repealed either by: (1) a majority vote of the shares present at any duly constituted shareholder's meeting, or (2) a majority vote of the Board of Directors at a duly constituted meeting of the Board. Any notice of the proposal to make, alter, amend or repeal the by-laws shall be included in the notice of the director's meeting at which such action takes place. Any change in these by-laws made by the Board of Directors, however, may be amended or repealed by the shareholders at the


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next shareholders' meeting following the any such action by the Board of
Directors. The notice of such shareholders' meeting shall include notice that the shareholders will be called on to ratify the action taken by the Board of Directors with regard to the by-laws.

                                   ARTICLE IX

                                  FISCAL YEAR

     The fiscal year of the corporation shall commence on the first day of January of each calender year and shall end on the last day of December of the same calendar year, and the books of the corporation shall be kept and its income computed in accordance therewith.

                                   ARTICLE X

                                      SEAL

     The corporate seal of the corporation shall consist of two concentric circles, between which shall be the name of the corporation, and in the center of which shall be inscribed the year of its incorporation and the words "Corporate Seal, State of Tennessee."



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